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                                                                   EXHIBIT 10.56





                                 April __, 1998



NAME
TITLE
Brylane Inc.
463 Seventh Avenue - 21st Floor
New York, NY 10018

           Re:  Amendment to Brylane Inc.
                Nonqualified Stock Option Agreement
                -----------------------------------

Dear _________:

          This letter modifies and amends those certain Brylane Inc. Nonqualified Stock Option Agreements (the "Option Agreements") dated as of February 26, 1997 and July 24, 1997 by and between Brylane Inc., a Delaware corporation (the "Company") and ___________ (the "Optionee") as follows:

             Section 4 of the Option Agreements is amended and restated to read
             ---------
in its entirety as follows:

                "Termination of Employment or Other Relationship.  The
                 -----------------------------------------------
                termination of Optionee's employment or other relationship with the Company and the Subsidiaries by B.L. Management Services, Inc., a Delaware corporation ("Employer"), for any reason other than "cause" (as defined in Section 3(b) of that certain Employment Agreement dated as of April 1, 1998 between Employer and Optionee, or in the provisions of any successor employment agreement (such Agreement, or successor thereto, the "Employment Agreement")), or by Optionee for "good reason" (as defined in
                Section 3(e) of the Employment Agreement), shall accelerate the vesting and exercisability of any unvested portion of the Option as of the date of such termination so that, on and after the date of such termination, the Option shall be exercisable for the full number of shares specified in Section 1 (less any shares previously exercised). The termination of Optionee's employment or other relationship with the Company and the Subsidiaries by Employer for "cause" or by Optionee for any reason other than "good reason" shall not accelerate the vesting of the Option or affect the number of Shares with respect to which the Option may be exercised so that in the circumstances contemplated by this sentence the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination."
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NAME
April __, 1998
Page 2

          This letter may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument.

                              BRYLANE INC.


                              By:   ________________________________
                                    NAME
                                    TITLE



AGREED AND ACCEPTED:

OPTIONEE



________________________________
       Name